Exhibit 99.2

Sun Hydraulics Increases Dividend from $0.05 to $0.075 per share

Contact:
Richard K. Arter
Investor Relations
941-362-1200
Richard J. Dobbyn
Chief Financial Officer
941-362-1200

SARASOTA, FLA, December 14, 2004 — The Board of Directors of Sun Hydraulics Corporation (NASDAQ: SNHY) has voted to increase the Company’s regular quarterly dividend from $0.05 to $0.075 per common share. The dividend is payable on January 15, 2005, to shareholders of record as of December 31, 2004.

Sun Hydraulics will release 2004 fourth quarter and year-end earnings on Tuesday, March 1, 2005, at approximately 11:00 a.m. E.T. The Company will host an investor open house the following day, Wednesday, March 2nd, from which it will webcast its conference call. The open house will begin at 3:30 p.m., with the conference call starting promptly at 4:00 p.m. E.T. After the conference call is completed, guests are invited to tour Sun’s facilities and share in refreshments.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

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